Acquisition of PARAGARD® IUD from Teva September 11, 2017 Exhibit 99.2

Forward Looking Statements Forward-Looking Statements This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including our 2017 Guidance and all statements regarding acquisitions including the acquired companies’ financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integrating entities or operations, as well as estimates of our and the acquired entities’ future expenses, sales and diluted earnings per share are forward looking. In addition, all statements regarding anticipated growth in our revenue, anticipated effects of any product recalls, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like "believes," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, the United Kingdom’s election to withdraw from the European Union; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our revenues and/or earnings; our indebtedness and associated interest expense could adversely affect our financial health, prevent us from fulfilling our debt obligations or limit our ability to borrow additional funds; changes in tax laws or their interpretation and changes in statutory tax rates, including but not limited to, United States and other countries with proposed changes to tax laws, some of which may affect our taxation of earnings recognized in foreign jurisdictions and/or negatively impact our effective tax rate; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); a major disruption in the operations of our manufacturing, research and development or distribution facilities, due to technological problems, including any related to integration of acquisitions, natural disasters, system upgrades or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; disruptions in supplies of raw materials, including but not limited to, components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry and the medical device industry; compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of third party information, including but not limited to product recalls, warning letters, and data security breaches; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers and costs/expenses related to recalls; failure to receive, or delays in receiving, U.S. or foreign regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; changes in accounting principles or estimates; environmental risks; and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016, as such Risk Factors may be updated in quarterly filings. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Acquiring the Global Rights and Business of the PARAGARD Intrauterine Device (IUD) from Teva Pharmaceutical Industries Ltd., for $1.1B cash Transaction expected to close by calendar year end 20171 Delivers compelling financial benefits TTM revenue of approx. $168 million as of 6/30/17, mid-single-digit growth expected Expected to be immediately accretive to gross and operating margins Expected to be accretive to Non-GAAP EPS by approx. $0.70 to $0.75 in Year 12 Strong cash flow generation ROIC exceeds cost of capital in Year 1 $1.1 billion Bridge Loan commitment received to support financing. Permanent financing expected in the form of a long term debt facility. Pro-forma net debt to adjusted EBITDA expected to be approx. 2.6x at first quarter-end post closing Acquisition of PARAGARD® from Teva Transaction Highlights Note: Subject to customary closing conditions including antitrust clearance Excludes acquisition and integration related expenses and deal-related amortization September 11, 2017

Great market – IUDs represent a large and growing segment of the contraceptive market IUD use has grown considerably in recent years in the U.S. but still lags behind the rest of the world The American Congress of Obstetricians and Gynecologists (ACOG) strongly supports the expansion of IUD contraceptive utilization Great strategic fit – broadens and strengthens CSI’s gynecological portfolio Product sold directly to gynecologists where CSI has a long history of calling efforts with strong relationships The device nature of insertion and removal fit exceptionally well with CSI’s procedure-savvy sales force PARAGARD’s established user base in large healthcare systems creates an opportunity for system purchases across CSI’s portfolio Premier, high volume product will enhance cross-selling of other CSI products in the gynecologist office Acquisition of PARAGARD® from Teva Strategic Highlights Source: Management estimates September 11, 2017

PARAGARD is the only hormone-free, long lasting, reversible contraceptive option available in the U.S. FDA approved in 1984, 10 years of contraceptive use, over 99% effective 100% of sales in U.S. (acquiring global rights and will evaluate OUS launch) Established U.S. market share of approx. 16% Operational/Other Single manufacturing facility in Buffalo, NY dedicated to making PARAGARD Distributes primarily through one distributor Approx. 45 employees (2/3 commercial, 1/3 manufacturing) Company website: paragard.com Acquisition of PARAGARD® from Teva PARAGARD Overview Source: Management estimates September 11, 2017

Total U.S. IUD Market: approx. $1 billion Non-Hormonal: approx. 16% of market (PARAGARD is the only option available, 10-year indication) Hormonal: approx. 84% of market Bayer: market leader with approx. 97% share Mirena: FDA approved in 2000 (5-year indication) Allergan: approx. 3% share, FDA approval of Liletta in 2015 (4-year indication) Comparison of Non-Hormonal and Hormonal Advantages of PARAGARD (non-hormonal, 10-year indication for use) offset by hormonal IUDs reducing or eliminating menstrual cycles IUD Penetration and Growth Rates Estimated at 10-12% penetration in U.S. (Europe: 15%, Asia: 30%) IUD units growing 3-4% per year in U.S. Acquisition of PARAGARD® from Teva IUD Market Overview Source: Management estimates September 11, 2017

Acquisition of PARAGARD® from Teva

PARAGARD® T380A intrauterine copper contraceptive

Regulatory and Potential Future Competitive Product

- **IUD's are regulated as a pharmaceutical product in the U.S. and thus must go through a much more onerous approval process than devices**
  - FDA guidance on approval study typically requires (1) 10,000 women months of use for one year approval and (2) 200 women per year of claimed use

- **Potential future competitive product – Copper IUD[1]**
  - IND holder: FHI 360
  - Status – recruiting participants for a phase III study
    - Estimated study completion date November 2021
    - Initial end-point of study is contraceptive effect at 3-years
      - Upon completion of study, would be submitted to FDA in an application for a 3-year indication of use (PARAGARD has 10-year indication of use)
      - 200 Patients will need to be followed for each additional year to support efficacy beyond the initial 3-years of the study

Note:
1. *Information from ClinicalTrials.gov search for copper IUD September 11, 2017*

September 11, 2017 7

The Cooper Companies

Private Insurance Must cover at least one type of all 18 FDA-approved contraceptive methods for women as prescribed without cost sharing Must cover the copper IUD (PARAGARD) and at least one hormonal IUD at no cost to policy holders Medicaid Federal law requires Medicaid programs to cover family planning services/supplies without cost sharing Women who qualify for Medicaid under the ACA’s expansion of the program must receive the same coverage as Private Insurance Uninsured The federal Title X National Family Planning Program funds a network of clinics to provide family planning care to low-income and uninsured women at reduced or no cost Acquisition of PARAGARD® from Teva ACA and Contraceptives September 11, 2017 Source: Intrauterine Devices (IUDs): Access for Women in the U.S., The Henry J. Kaiser Family Foundation, November 2016.

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